UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 11, 2014, Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”) announced that the United States Food and Drug Administration (the “FDA”) extended its review of the resubmitted New Drug Application (“NDA”) for NB32, the Company’s investigational medication being evaluated for weight loss and assigned a new Prescription Drug User Fee Act (“PDUFA”) action date of September 11, 2014. The Company hosted a conference call on June 11, 2014 at 8:00 a.m., Eastern Time, to discuss this announcement.

A transcript of the above-referenced conference call is attached as Exhibit 99.1 to this report and is incorporated in this Item 7.01 by reference. A replay of the webcast of the conference call will be available on Orexigen’s website at www.orexigen.com for approximately 14 days.

The information in this report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

* * *

By filing this report and furnishing this information, the Company makes no admission as to the materiality of any information in this report. The information contained in this report is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Orexigen cautions you that statements included in this report, including Exhibit 99.1, that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements regarding: the three-month extension of the PDUFA date; the timing of potential FDA approval of the NDA for NB32; obtaining agreement with the FDA on the post-marketing obligations for the evaluation of cardiovascular outcomes for NB32; the timing of review of the Marketing Authorization Application for NB32 by the European Medicines Agency (“EMA”); and the Company’s cash resources. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the potential for the FDA to not approve the resubmitted NDA for NB32; the possibility that public disclosure of the results of the interim analysis of the Light Study would later be deemed to jeopardize the integrity of the Light Study potentially resulting in the requirement to conduct additional, costly studies; additional analysis of the interim results or new data from the continuing Light Study, including safety-related data, may produce negative or inconclusive results, or may be inconsistent with the conclusion that the interim analysis was successful; the potential that the interim analysis may not be predictive of future results in the Light Study; the potential for early termination of Orexigen’s North American collaboration agreement with Takeda; even if the NDA is approved by the FDA, the final results of the Light Study may not support continued approval of NB32; the therapeutic and commercial value of NB32; the results from the interim analysis may not be sufficient to satisfy the EMA or any other data requirements of the EMA in connection with the review of the Marketing Authorization Application; Orexigen’s ability to maintain sufficient capital to fund its operations through potential approval of NB 32 in 2014; and other risks described in Orexigen’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission May 9, 2014 and its other reports, which are available from the SEC’s website (www.sec.gov) and on Orexigen’s website ( www.orexigen.com ) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Conference Call Transcript, dated June 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: June 12, 2014	By:	/s/ Heather D. Turner
	Name:	Heather D. Turner, Esq.
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Conference Call Transcript, dated June 11, 2014